UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ELIXIR GAMING TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELIXIR GAMING TECHNOLOGIES, INC.

6650 Via Austi Parkway, Suite 170

Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 8, 2008

To our Stockholders:

The Annual Meeting of Stockholders of Elixir Gaming Technologies, Inc., a Nevada corporation, will be held on Monday, September 8, 2008, at 12:00 p.m., local time, at 38/F, The Centrium, 60 Wyndham Street, Central, Hong Kong to:

1.     Elect eleven (11) directors, each to serve until our 2009 Annual Meeting of Stockholders;

2.     Adopt the Elixir Gaming Technologies, Inc. 2008 Stock Incentive Plan;

3.     Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

4.     Vote on the adjournment or postponement of the Annual Meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of proposals 1, 2 or 3; and

5.     Consider any other business that properly comes before the meeting.

Only stockholders of record at the close of business on July 9, 2008 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date, and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

Clarence Chung,
Chairman of the Board

August 20, 2008
Las Vegas, Nevada

ELIXIR GAMING TECHNOLOGIES, INC.

PROXY STATEMENT FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 8, 2008

The accompanying proxy is solicited on behalf of the board of directors of Elixir Gaming Technologies, Inc. (“EGT”) in connection with our Annual Meeting of Stockholders to be held on Monday, September 8, 2008, at 12:00 p.m., local time, at 38/F, The Centrium, 60 Wyndham Street, Central, Hong Kong for the purposes set forth in the accompanying Notice of Meeting.

Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, electronic mail, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our secretary or by attending the Annual Meeting and voting in person.

We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about August 21, 2008.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	Why am I receiving this proxy statement?

A:

We are holding our Annual Meeting of Stockholders to elect the members of our board of directors. In addition, we are seeking stockholder approval of our adoption of a 2008 Stock Incentive Plan, as more fully described in Proposal Two, and ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, as more fully described in Proposal Three.

Q:	What do I need to do now?

A:

We urge you to carefully read and consider the information contained in this proxy statement. If applicable, you should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or submit your voting instructions by internet or by telephone if that option is available to you.

Q:	How do I vote?

A:

If you are an EGT stockholder of record, you may vote in person at the Annual Meeting or by submitting a proxy for the meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please refer to your proxy card or the voting instruction card used by your broker, bank or nominee to see if you may submit voting instructions using the internet or telephone.

Q:	What happens if I do not vote?

A:

If you do not submit a proxy card or vote at the Annual Meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum, and your shares will not be voted at the meeting. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the Annual Meeting. Broker non-votes will also have the same effect as shares not voted at the meeting.

Q:	If my EGT shares are held in “street name,” will my broker, bank, or nominee vote my shares for me on all proposals?

A:

No. Your broker, bank, or nominee cannot vote your shares on matters other than the election of directors unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee.

Q:	Can I change my vote after I have mailed my signed proxy or direction form?

A:	Yes. If you are a record holder, you can change your vote at any time before your proxy is voted at your stockholder meeting by:

• delivering to the corporate secretary of EGT a signed notice of revocation;

• granting a new, later-dated proxy, which must be signed and delivered to the corporate secretary of EGT; or

• attending your stockholder meeting and voting in person; however, your attendance alone will not revoke your proxy.

If your shares are held in street name and you have instructed your broker or nominee to vote your shares, you must follow your broker or nominee’s directions in order to change your vote or revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	What if I object to the proposed proposals? Do I have dissenter’s rights?

A:	No. Dissenter’s rights are not available for the types of proposals discussed in this proxy statement.

Q:	Whom should I call with questions?

A:	If you have any questions about the proposal or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Elixir Gaming Technologies, Inc.

6650 Via Austi Parkway, Suite 170

Las Vegas, Nevada 89119

Telephone: (702) 733-7195

Attn: Walter B. Stowe, Jr.

VOTING OF SHARES

Our board of directors has fixed the close of business on July 9, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On July 9, 2008, 114,956,667 shares of our common stock, $0.001 par value, were outstanding and held by 257 holders of record. Each share outstanding on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.

Vote Required for Approval

Pursuant to Section 78.330 of the Nevada General Corporation Law, a plurality of the shares voting at the Annual Meeting is required to elect directors. This means that if there are more nominees than the eleven positions to be filled, the eleven who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e. shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

All other proposals presented in this proxy statement will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposals are voted in favor of such matters. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not present or represented at the meeting will be deducted from the total number of shares of which a majority is required.

Voting of Proxies

Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted FOR the election of all of the nominees for director listed in this proxy statement, and FOR all other Proposals set forth in this Proxy Statement. If any other business properly comes before the Annual Meeting, shares represented by proxy will be voted according to the best judgment of the proxy holders named on the proxy card.

PROXY SOLICITATION

We are soliciting proxies from our stockholders for our Annual Meeting of Stockholders. We will pay the cost of solicitation of proxies from our stockholders, including preparation, assembly, printing and mailing of this proxy statement and the proxy cards. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition to solicitation by use of the mails, proxies may be solicited by our board of directors, officers and employees, in person or by telephone, electronic mail, or other means of communication. No additional compensation for soliciting proxies will be paid to our board of directors, officers or regular employees for such services.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our bylaws provide that our board will consist of between one and twelve members, with the number of directors determined from time to time by our board. The number of directors is currently set at seven and, pursuant to the determination made by our board on August 1, 2008, will be increased to eleven subject to the election at the Annual Meeting of all eleven nominees to the board. The current term of all of our seven directors expires at the Annual Meeting. Accordingly, eleven directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Each nominee has consented to being nominated and to serve if elected. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the board of directors to fill the vacancy.

Information About Nominees

Names of the board of directors’ nominees and certain biographical information about the nominees are set forth below.

Clarence (Yuk Man) Chung Age 45 Director since 2007

Mr. Chung joined our board in October 2007 and has served as our chairman of the board since August 2008. Mr. Chung has been an executive director of Melco International Development Ltd since May 2006 and the chief operating officer since July 2006. Mr. Chung joined Melco in December 2003 and assumed the role of the chief financial officer. Before joining Melco in December 2003, he was the chief financial officer at Megavillage Group, an investment banker at Lazard managing an Asian buy-out fund, a vice-president at Pacific Century Group; and a qualified accountant with Arthur Andersen. He is also currently a director of Melco Crown Entertainment Limited, a company listed on the Nasdaq Global Market. Mr. Chung holds a master degree in business administration from the Kellogg School of Management at Northwestern University and is a member of the Hong Kong Institute of Certified Public Accountants and the Institute of Chartered Accountants in England and Wales.

Gordon Yuen Age 50 Director since 2007

Mr. Yuen joined our board of directors in September 2007 and has served as our president and chief executive officer since September 2007, and also served as our chairman of the board from September 2007 to August 2008. Mr. Yuen has served as chief executive officer of Elixir Group since 2002. Mr. Yuen has extensive experience in key management positions in IT companies and financial institutions, including Hong Kong Shanghai Bank (HSBC), American Express International and American Express Bank. Mr. Yuen graduated from York University, Ontario, Canada, with a Bachelor of Arts with a major in Business Administration.

Joe Pisano Age 50 Director since 2007

Mr. Pisano joined our board of directors in September 2007 and has served as our senior vice president since September 2007 and executive vice president since February 2008. Mr. Pisano served as general manager of gaming for Elixir Group from August 2006 until September 2007. From March 2002 to July 2006, Mr. Pisano served as business development manager-Asia Pacific for IGT (Australia) Pty Ltd, a wholly-owned subsidiary of International Game Technology (NYSE:IGT), a designer, developer and manufacturer of microprocessor based gaming products. Mr. Pisano has a Masters in Business and Technology from the University of New South Wales in Australia.

Lorna Patajo-Kapunan Age 55 Director since 2007

Ms. Patajo-Kapunan joined our board in September 2007 and she chairs our Nominating Committee. Ms. Patajo-Kapunan has served as a senior partner of Kapunan Lotilla Flores Garcia & Castillo Law Offices, a law firm located in Manila, Philippines, since October 2006. From October 2001 to September 2006, Ms. Patajo-Kapunan served as a partner of Roco Kapunan Migallos & Luna Law Offices, also a Manila based law firm.

Maj. Gen. Paul A. Harvey Age 69 Director since 2005

General Harvey joined our board in October 2005 and he chairs our Conflicts and Compliance Committee. Since November 2007, General Harvey has served as president and chief executive officer of the Pearl River Resort, the largest gaming and resort property in the State of Mississippi. General Harvey spent 32 years on active duty in the United States Air Force where he held numerous command positions throughout the United States, Europe, Africa and the Middle East. Following retirement, he was the executive director of the Mississippi Gaming Commission from 1993 through 1998. General Harvey serves on the board of directors of the National Center for Responsible Gaming. General Harvey also serves on the boards of directors of Riviera Holdings Corporation and Progressive Gaming International Corp, both of which are publicly held companies.

Vincent L. DiVito Age 48 Director since 2005

Mr. DiVito joined our board in October 2005 and he chairs our Audit Committee. Mr. DiVito has served as chief financial officer and treasurer of Lonza America, Inc., a global life sciences chemical business headquartered in Allendale, New Jersey, since September 2000 and as president of Lonza America, Inc. since January 2008. Lonza America, Inc. is part of Lonza Group, whose stock is traded on the Swiss Stock Exchange. From 1990 to September 2000, Mr. DiVito was employed by Algroup Wheaton, a global pharmaceutical and cosmetics packaging company, first as its Director of Business Development and later as its vice president and chief financial officer. Mr. DiVito is a certified public accountant and certified management accountant. Mr. DiVito is a member of the board of directors of Riviera Holdings Corporation, a publicly held company.

John W. Crawford, J.P. Age 65 Director since 2007

Mr. Crawford joined our board in November 2007. Mr. Crawford has been the chairman of International Quality Education Limited since February 2002. Since 1997, Mr. Crawford has been the managing director of Crawford Consultants Limited, a company he founded to help companies in the identification of acquisition opportunities and provide support assistance in that regard. Prior to that, Mr. Crawford was a founding partner of the Hong Kong office of Ernst & Young where he acted as engagement or review partner for many public companies and banks before he retired from practice in 1997. Mr. Crawford is a member of the Hong Kong Institute of Certified Public Accountants, a member and honorary president of the Macau Society of Certified Practising Accountants, and a member of the Canadian Institute of Chartered Accountants. Mr. Crawford also serves on the boards of directors and is chairman of the audit committees of e-Kong Group Limited and Titan Petrochemicals Group Limited, both of which are listed on the Hong Kong Stock Exchange. He is also on the board of directors and chairman of the audit committee of Regal Portfolio Management Limited, which manages the Regal Real Estate Investment Trust, the units of which are listed on the Hong Kong Stock Exchange.

Samuel Tsang Age 53 Nominee

Mr. Tsang is a solicitor admitted in Hong Kong, England and Australia. As Group Legal Counsel and Corporate Secretary of Melco International Development Limited since 2001, Mr. Tsang oversees the legal, corporate and compliance matters of Melco Group, which holds significant interests in a total of six listed companies in Hong Kong, the USA and Canada. Mr. Tsang has worked as a lawyer with major law firms and listed conglomerates in Hong Kong for over 20 years. He holds a master of laws degree from University of Hong Kong and a master of business administration degree from the Australian Graduate School of Management. He is director of Melco China Resorts (Holding) Limited, a company listed on the TSX Venture Exchange of Canada.

Ted Chan Age 36 Nominee

Mr. Chan has served as chief executive officer of Amax Holdings Limited (formerly A-Max Holdings Limited), an investment holding and gaming and entertainment business, since December 2007. From August 2007 to December 2007, Mr. Chan was head of special projects in the office of the chairman and chief executive officer of

Melco Crown Entertainment Limited (formerly known as Melco PBL Entertainment (Macau) Limited), a Nasdaq listed gaming and entertainment company approximately 38% owned by Melco International Development Limited. From November 2006 to August 2007, Mr. Chan served as chief executive officer of Mocha Clubs, a division of Melco Crown Entertainment. From June 2002 to October 2006, Mr. Chan served as assistant to the group managing director of Melco International Development Limited.

Anthony Tyen, Ph.D. Age 52 Nominee

Dr. Tyen has been in the past five years the proprietor of his own accountancy and consulting practice, Anthony Tyen & Co., which he founded in 1985. Dr. Tyen is a certified public accountant in Hong Kong and has over 30 years’ experience in auditing, accounting, management and company secretarial practice. He holds a doctoral degree in philosophy and a master degree in business administration, both from the Chinese University of Hong Kong. He is an associate member of the Hong Kong Institute of Certified Public Accountants, a fellow member of both the Association of Chartered Certified Accountants and the Institute of Chartered Secretaries and Administrators, and a member of the Chinese Institute of Certified Public Accountants. Dr. Tyen is an independent non-executive director and member of the audit committee of Recruit Holdings Limited and Value Convergence Holdings Limited, both of whose securities are listed on the Hong Kong Stock Exchange. Value Convergence Holdings Limited is approximately 43% owned by Melco.

Daniel Sham Age 52 Nominee

Mr. Sham is a chartered accountant in England and Wales, and worked as a certified public accountant in Hong Kong for over 20 years. He was a partner of Moores Rowland Mazars for 14 years until he retired on December 31, 2003. After his retirement, he rejoined Moores Rowland Mazars as a consultant in late 2004 and worked in that capacity until March 2006. Moreover, he is an independent non-executive director and member of audit committee of Value Convergence Holdings Limited and AEON Stores (Hong Kong) Co. Limited, both of whose securities are listed on the Hong Kong Exchange, since 2004. Mr. Sham graduated with a bachelor of arts in economics at University of Leeds. He was a member of the Auditing Standard Committee, the Expert Panel on Listing and the Expert Panel on Securities and the Accountants’ Report Task Force of the Hong Kong Institute of Certified Public Accountants. He was also a member of the Disciplinary Panel of Hong Kong Institute of Certified Public Accountants. Mr. Sham is also an independent non-executive director and member of audit committee of Melco.

Additional Information About our Board and its Committees

We continue to monitor the rules and regulations of the SEC and the American Stock Exchange to ensure that a majority of our board remains composed of “independent” directors. All of our director nominees except Gordon Yuen, Joe Pisano, Clarence Chung, Samuel Tsang and Ted Chan are considered by our board of directors to be “independent” as defined in Section 803A(2) of the American Stock Exchange Company Guide.

Our board met six times in 2007. During fiscal 2007, all of our directors attended at least 75% of all meetings during the periods for which they served on our board, and at least 75% of all of the meetings held by committees of the board on which they serve. The board of directors has formed an audit committee, a nominating committee, and a compensation committee, all of which operate under written charters. Our board of directors does not have a policy regarding board members’ attendance at meetings of our stockholders.

Audit Committee

During fiscal 2007, our audit committee was initially comprised of Vincent DiVito, Robert Miodunski and Maj. Gen. Paul Harvey. In November 2007, John Crawford was appointed to serve on the audit committee. In May 2008, Mr. Miodunski resigned from our board of directors. Mr. DiVito serves as the audit committee chair. Our audit committee generally meets at least once a quarter, and in 2007 our audit committee held six meetings. Our audit committee has the responsibility of selecting the firm that will serve as our independent public accountants, approving and reviewing the scope and results of the audit and any non-audit services provided by the independent public accountants and meeting with our financial staff to review internal control, procedures and policies.

We have identified Mr. DiVito as the audit committee financial expert. Mr. DiVito is the president and chief financial officer of Lonza America, Inc., a global life sciences chemical company, and he is also a certified public accountant and a certified management accountant. All members of our audit committee are independent, as independence for audit committee members is defined in Section 803A(2) of the AMEX Company Guide. In addition, General Harvey and Mr. Crawford each meet the definition of “financially sophisticated” as defined in Section 803B(2) of the AMEX Company Guide.

Nominating Committee

During fiscal 2007, our nominating committee was initially comprised of Maj. Gen. Paul Harvey, Vincent DiVito and James Crabbe. On September 10, 2007, Mr. Crabbe resigned from our board of directors, and Ms. Kapunan joined our board of directors and was also appointed to our nominating committee as chairperson. The nominating committee is responsible for assisting our board with respect to the appropriate size and composition of our board and monitoring and making recommendations regarding the performance of our board. In this regard, our nominating committee evaluates the qualifications of all proposed candidates for election to our board, including capability, availability to serve, conflicts of interest and other relevant factors, and makes recommendations to our board concerning the size and composition of our board of directors.

Our nominating committee held one meeting in 2007. The members of our nominating committee are considered by our board of directors to be “independent” as defined in Section 803A(2) of the American Stock Exchange Company Guide.

The charter of our nominating committee allows the nominating committee to consider for directorships candidates nominated by third parties, including stockholders. For a third party to suggest a candidate, one must provide our legal department with the name of the candidate, together with a brief biographical sketch and a document indicating the candidate’s willingness to serve if elected.

Our nominating committee has recommended Gordon Yuen, Joe Pisano, Lorna Patajo-Kapunan, Maj. Gen. Paul Harvey, Vincent DiVito, Clarence Chung, John Crawford, Samuel Tsang, Ted Chan, Anthony Tyen, Ph.D. and Daniel Sham as nominees for election to our board of directors at the Annual Meeting.

Compensation Committee

During fiscal 2007, our compensation committee was initially comprised of Maj. Gen. Paul Harvey, Vincent DiVito, and Robert Miodunski. Mr. Miodunski served as compensation committee chair until his resignation from our board in May 2008, and our compensation committee currently has no chair. In September 2007, Ms. Kapunan was appointed to serve on our compensation committee. Our compensation committee held four meetings in 2007. Our compensation committee has the responsibility of setting executive compensation guidelines, administering our stock incentive plans, and approving compensation of our executive officers and members of the board of directors. In determining the compensation to be paid to our executive officers, our compensation committee took into consideration the recommendations of Pure Compensation LLC, an independent compensation consulting firm retained directly by the compensation committee, and our chief executive officer.

Director Compensation

Non-Employee Director Compensation.  Non-employee members of our board of directors received an initial grant of 100,000 options and, effective as of November 2007, an annual grant of 30,000 options. The exercise price of such options is the market price of our common stock on the date of grant. Our directors are reimbursed for their out-of-pocket expenses related to their services as directors or meeting attendances. Commencing November 2007, members of our board of directors that are not employees receive a quarterly fee of $15,000. The chairman of our audit committee receives an additional $7,500 per quarter. In addition, upon joining the board, Messrs. DiVito and Harvey each received options to purchase 100,000 shares of common stock at an exercise price of $1.34 per share and Mr. Miodunski received 100,000 shares of common stock at an exercise price of $3.00 per share over a three year term pursuant to our Amended and Restated 1999 Stock Option Plan; and each received a grant of 50,000 shares of common stock which accrued in increments of 10,000 shares over the five fiscal quarters beginning in September 2005.

Employee Director Compensation.  Directors who are employees of EGT receive no compensation for services provided in that capacity, but are reimbursed for out-of-pocket expenses in connection with attendance at meetings of our board and its committees.

Committee Interlocks and Insider Participation

No member of our board of directors is employed by us or our subsidiaries except for Gordon Yuen, who is presently employed as our president and chief executive officer, and Joe Pisano, who is presently employed as our executive vice president. None of our executive officers serve on the board of directors of another entity, whose executive officers serves on the compensation committee of our board of directors.

.

 Process for Stockholders to Send Communications to Our Board

Because we have always maintained open channels of communication with our stockholders, we do not have a formal policy that provides a process for stockholders to send communications to our board. However, if a stockholder would like to send a communication to our board, please address the letter to the attention of our legal department and it will be distributed to each director.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the election of all director nominees listed in this proxy statement.

Audit Committee Report

The audit committee reviewed and discussed EGT’s audited financial statements for the year ended December 31, 2007 with our management. The audit committee discussed with Ernst & Young, LLP, EGT’s independent registered public accounting firm for the fiscal year ended December 31, 2007, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees as amended. The audit committee also received the written disclosures and the letter from Ernst & Young, LLP required by Independence Standards Board Standard No. 1 Independence Discussion with Audit Committees, and the audit committee has discussed the independence of Ernst & Young, LLP with them.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors that EGT’s audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 31, 2008.

THE AUDIT COMMITTEE

Vincent DiVito Maj. Gen. Paul Harvey John Crawford

PROPOSAL TWO — ADOPTION OF 2008 STOCK INCENTIVE PLAN

Introduction

On August 1, 2008, our board of directors adopted the Elixir Gaming Technologies, Inc. 2008 Stock Incentive Plan (the “Plan”).  The Plan is intended to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives.  The major features of the Plan are summarized below.  The summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as APPENDIX A.  We have two existing stock options plans, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1999 Directors’ Stock Option Plan, both of which are due to expire in 2009.  Our board of directors is seeking shareholder approval of the Plan for purposes of replacing our two current plans.

General

The Plan is intended to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives.  The Plan allows us to award eligible recipients incentive awards, consisting of:

•      options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

•      “non-statutory stock options” that do not qualify as incentive options;

•      “restricted stock awards” which are shares of common stock that are subject to certain forfeiture and transferability restrictions; and

•      “performance stock awards” which are shares of common stock that may be subject to the future achievement of certain performance criteria or be free of any performance or vesting.

All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors and other consultants, advisors and other persons who provide services to us will be eligible to receive incentive awards under the Plan.

Shares that are issued under the Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the Plan.  Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the Plan.

If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the company, appropriate adjustment will be made to:

•      the number and kind of securities available for issuance under the Plan;

•      the limits on the numbers of shares that may be granted to a participant within any fiscal year or that may be granted as restricted stock awards under the Plan; and

•      in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration

The Plan will be administered by our compensation committee.  We refer to the compensation committee administering the Plan as the “committee.”

The committee has the authority to determine all necessary or desirable provisions of incentive awards, including, the eligible recipients who will be granted one or more incentive awards under the Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions.  The committee has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the Plan and any affected participant has consented to the amendment or modification.

The Plan will become effective, subject to shareholder approval, on January 1, 2009 and, unless terminated earlier, the Plan will terminate at midnight on December 31, 2018.  Incentive awards outstanding at the time the Plan is terminated may continue to be exercised, or become free of restriction, according to their terms.  The board may suspend or terminate the Plan or any portion of the plan at any time, and may amend the Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the board may deem to be in our best interests.  However, no amendments to the Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the rules of the AMEX, which generally prohibits the re-pricing of underwater options.

Termination, suspension or amendment of the Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the committee may permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Options

The exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% if the participant beneficially owns more than 10% of our outstanding stock).  Under the Plan, “fair market value” means the average of the reported high and low sale prices of a share of our common stock during the regular daily trading session on the AMEX.

In general, the Plan requires a participant to pay an option’s exercise price in cash. The committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the company’s earnings for financial reporting purposes and that are otherwise acceptable to the committee, or by a combination of such methods.  Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory stock options.

Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the company or a subsidiary for a certain period.  An option may not remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards

A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the committee and, until it vests, that is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the committee deems appropriate, including that the participant remain continuously employed by the company or a subsidiary for a certain period.

Unless the committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  Holders of restricted stock awards will have the same voting rights as holders of unrestricted common stock.

Performance Stock Awards

A performance stock award is an award of common stock that may be subject to the future achievement of specified performance criteria determined by the committee or be free of any performance or vesting conditions. The committee may select one criterion or multiple criteria for measuring performance, which may be based on company or business unit performance or the individual performance of the participant or any other measure.

Change in Control of the Company

In the event a “change in control” of the company occurs, then, if approved by the committee (either at the time of the grant of the incentive award or at any time thereafter):

•      all options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms,

•      all outstanding restricted stock awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable, and

•      any conditions to the issuance of shares pursuant to performance stock awards that have been outstanding for at least six months will lapse.

The committee may also determine that some or all participants holding outstanding options will receive shares or a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

For purposes of the Plan a “Change in Control” of the company generally occurs if:

•      all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

•      our stockholders approve any plan or proposal to liquidate or dissolve the company;

•      any successor, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of

•      25% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board at the time of the Annual Meeting or whose nomination for election meets certain approval requirements related to continuity with our current board; or

•      more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

•      we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing:

•      less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

•      the continuity directors cease to constitute at least a majority of our board.

Effect of Termination of Employment or Other Service

If a participant ceases to be employed by (or provide services to) the company and all subsidiaries, all of the participant’s incentive awards will terminate as set forth below (unless modified by the committee in its discretion as described below).

Upon termination due to death or disability, all outstanding options will become immediately exercisable in full and will remain exercisable for a period of six months (but in no event after the expiration date of the option), and all unvested restricted stock and performance stock awards will vest immediately.

Upon termination for any reason other than death or disability (including retirement), all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option), all unvested restricted stock awards will be terminated and all unvested outstanding performance stock awards will be terminated. However, if a participant’s termination is due to “cause” (as defined in the Plan) all rights of the participant under the Plan and any award agreements will immediately terminate without notice of any kind.

In connection with a participant’s termination, the committee may cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance stock awards to vest and/or continue to vest or become free of restrictions.

U.S.  Income Tax Consequences

The following description of the federal income tax consequences under the laws of the United States is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Stock Options.  There will not be any federal income tax consequences to either the participant or the company as a result of the grant of an incentive option under the Incentive Plan.

A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant, subject to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”). This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options.  Neither the participant nor the company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the company will be entitled to a compensation expense deduction, subject to the limitations of Section 162(m), in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the company complies with any applicable withholding requirements.

Restricted Stock Awards.  With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares, less any amount paid for the shares. The company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Excise Tax on Parachute Payments.  The Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the code, and denies tax deductibility to the company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company.  For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the company may constitute parachute payments, and in certain cases, “excess parachute payments.”  Excess parachute payments are generally parachute payments equal to or exceeding the recipient’s average compensation from the company over the preceding five years.

New Plan Benefits.  The grant of awards under the Plan is discretionary and neither the number of shares subject to awards nor the types of awards under the Incentive Plan to any particular eligible recipient(s) or group(s) of eligible recipients is presently determinable.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR approval of the adoption of the Elixir Gaming Technologies, Inc. 2008 Stock Incentive Plan.

PROPOSAL THREE — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon the recommendation of its audit committee, has appointed Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  Ernst & Young, LLP also served as our independent registered public accounting firm for the 2007 fiscal year.  It is expected that representatives of Ernst & Young, LLP will not be present at the Annual Meeting.

Changes in Certifying Accountant

Piercy Bowler Taylor & Kern served as our independent registered public accounting firm as of and for the years ended December 31, 2006 and 2005.  On January 17, 2008, the audit committee of our board of directors approved a change in auditors.  The audit committee approved the dismissal of Piercy Bowler Taylor & Kern as our independent public accountants and the selection of Ernst & Young LLP as their replacement.

Piercy Bowler Taylor & Kern’s report on the financial statements of EGT as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, procedure or accounting principles.

During the years ended December 31, 2006 and 2005 and the subsequent interim period through January 17, 2008, there were no disagreements between the company and Piercy Bowler Taylor & Kern on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Piercy Bowler Taylor & Kern’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

In addition, during the years ended December 31, 2006 and 2005 and the subsequent interim period through January 17, 2008, we did not consult with Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2007 and 2006 by our independent registered public accounting firms for such years, Ernst & Young LLP and Piercy Bowler Taylor & Kern, respectively, fees for the audit of our consolidated financial statements for the years ended December 31, 2007 and 2006, and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly reports on Form 10-QSB, and accounting and auditing assistance relative to acquisition accounting and reporting.

	2007	2006
Audit Fees	$355,994	$218,600
Audit-Related Fees	10,864	4,708
Tax Fees	13,168	20,000
All Other Fees	97,238	—
	$477,264	$243,308

Audit Committee Pre-Approval Policies

Our audit committee approves all audit fees, audit-related fees, tax fees and special engagement fees.  The audit committee approved 100% of such fees for the year ended December 31, 2007.

Recommendation of the Board of Directors

        The board of directors recommends that you vote FOR the ratification of the selection of Ernst & Young, LLP as our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of April 18, 2008, by:

•                  All of our directors and executive officers, individually;

•                  All of our directors and executive officers, as a group; and

•                  All persons who beneficially owned more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 114,956,667 shares of our common stock outstanding as of July 9, 2008, according to the record ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications we solicited and received from each director and executive officer. The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days of July 9, 2008, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. Unless otherwise noted, the address of the following persons listed below is c/o Elixir Gaming Technologies, Inc., 6650 Via Austi Parkway, Suite 170, Las Vegas, Nevada 89119.

Name of Director, Executive Officer or Nominee	Shares(1)		Percentage
Gordon Yuen	400,000	(2)	*
Joe Pisano	180,000	(2)	*
Paul A. Harvey	195,000	(3)	*
Vincent L. DiVito	195,000	(3)	*
Lorna Patajo-Kapunan	145,000	(2)	*
Clarence Chung	196,666	*(2)	*
John Crawford	130,000	(2)	*
Samuel Tsang	—		—
Ted Chan	—		—
Anthony Tyen, Ph.D.	—		—
Daniel Sham	—		—
All directors and executive officers as a group (11 persons)	1,441,666		1.3%
* Less than one percent
Name and Address of 5% Holder
Elixir Group Limited 38/F, The Centrium 60 Wyndham Street Central, Hong Kong	55,800,000	(4)	44.7%
Strata Capital Management LP 9665 Wilshire Blvd, Suite 505 Beverly Hills, CA 90212	9,803,320		8.5%
James E. Crabbe 1305 SW Myrtle Court Portland, OR 97201	6,175,473	(5)	5.3%

(1)	Unless otherwise noted, the persons identified in this table have sole voting and sole investment power with regard to the shares beneficially owned by them.

(2)	Represents common shares issuable upon the exercise of stock options.

(3)	Includes 50,000 shares held directly and 145,000 shares issuable upon the exercise of stock options.

(4)

Includes 10 million shares underlying vested and immediately exercisable warrants.  Does not include 66,000,000 shares underlying unvested warrants or the 26.4 million shares issuable upon cancellation of those warrants pursuant to the terms of the Securities Amendment and Exchange Agreement dated October 21, 2007 between us and Elixir Group.  The shares are owned directly by Elixir Group, which is the indirect wholly-owned subsidiary of Melco International Development Limited. Melco is an indirect beneficial owner of the reported securities.

(5)

Includes 3,634,456 shares held directly by Mr. Crabbe, 80,600 shares issuable upon the exercise of stock options and 2,460,407 shares held by Mr. Crabbe, as Trustee of the James E. Crabbe Revocable Trust.

Change in Control

On September 10, 2007, we underwent a change in control and a resultant change in our business model pursuant to a Securities Purchase and Product Participation Agreement (“Participation Agreement”) dated June 12, 2007 between us and Elixir Group.  At the initial closing, we issued to Elixir Group 25 million shares of our common stock and warrants to purchase an additional 88 million shares of our common stock. On September 13, 2007, we issued an additional 15 million shares of our common stock to Elixir Group pursuant to the Participation Agreement based on Elixir Group’s placement of additional electronic gaming machines. Based on the aforementioned issuances, as of September 13, 2007, we had 77,552,301 shares of our common stock issued and outstanding, of which 41 million (or 52.9%) were held by Elixir Group.  The transactions under the Participation Agreement were approved by our stockholders at a special meeting of stockholders held on September 10, 2007.

In conjunction with our October 2007 private placement of common shares, in October 2007 we entered into a Securities Amendment and Exchange Agreement (the “Exchange Agreement”) with Elixir Group, pursuant to which we agreed to issue to Elixir Group up to 31.2 million shares of our common stock in exchange for Elixir Group’s cancellation of up to 78 million of the 88 million warrants it received under the above-described Participation Agreement.  At our annual meeting of shareholders held on December 17, 2007, a majority of our voting shares (excluding shares held by Elixir Group) voted to approve the Exchange Agreement and our issuance of common shares to Elixir Group in exchange for its cancellation of warrants.

The initial closing under the Exchange Agreement occurred on December 17, 2007, at which time we issued 4.8 million shares of our common stock to Elixir Group in exchange for its cancellation of 12 million warrants that had vested and were exercisable.  The remaining 66 million warrants subject to the Exchange Agreement are unvested as of the date of this proxy statement and their exercise is subject to the achievement of certain performance milestones with respect to the placement of electronic gaming machines pursuant to the Participation Agreement.  Pursuant to the Exchange Agreement, Elixir Group will cancel the remaining 66 million warrants, subject to their vesting, in return for our issuance of common shares at the rate of one common share for every 2.5 warrants cancelled, or a total of 26.4 million common shares if all of the 66 million warrants vest.

Immediately following the initial closing of the transactions under the Participation Agreement, Elixir Group controlled a majority of our outstanding capital stock.  After giving effect to our sale of 31 million shares of common stock in private placements conducted in October and December 2007 and the initial closing under the Exchange Agreement, Elixir Group’s percentage ownership of our company as of the date of this proxy statement has decreased to 44.7% of our outstanding capital stock, however, Elixir Group remains a principal stockholder of our company and retains the power to significantly influence all matters requiring approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions.

Pursuant to the Participation Agreement, Elixir Group was entitled to appoint to our board no less than three directors as of the initial closing under the Participation Agreement. The Participation Agreement further provides that Elixir Group will at all times be entitled to appoint to our board of directors a pro rata share of the authorized members of our board based on Elixir Group’s percentage ownership of our outstanding common shares.  At least one Elixir Group nominee is entitled to serve on each committee of our board, provided, such Elixir Group nominee satisfies the applicable independence requirements. At the September 10, 2007 special meeting of stockholders, our stockholders voted to approve the election to our board of directors the following nominees of Elixir Group: Gordon Yuen, Joe Pisano, and Lorna Patajo-Kapunan.  Ms. Kapunan was also appointed to the compensation and nominating committees of our board of directors, and serves as chairperson of our nominating committee.  In October 2007, Elixir Group nominated to our board of directors Mr. Clarence Chung pursuant to its nominating rights set forth in the Participation Agreement.

Pursuant to the Participation Agreement, Elixir Group has agreed that until the second anniversary of the closing, the pre-closing shareholders of our company will be entitled to the benefit of continued representation on our board of directors of at least two of the three independent directors serving on the board prior to the closing. The three independent directors serving on our board prior to the closing were Vincent DiVito, Robert Miodunski and Maj. Gen. Paul Harvey. Mr. Miodunski resigned from our board in May 2008 and Mr. DiVito and Maj. Gen. Harvey continue to serve on our board as of the date of this proxy statement.  In the event of the resignation, termination or death of any two pre-closing independent directors, the remaining pre-closing independent director shall be entitled to name a replacement.  At least one of the pre-closing independent directors shall be entitled to serve on each committee of our board of directors, provided such director satisfies the applicable independence requirements

Equity Compensation Plan Information

We have two existing stock options plans, the Amended and Restated 1999 Stock Option Plan and the Amended and Restated 1999 Directors’ Stock Option Plan, under which 15,000,000 shares and 300,000 shares are authorized, respectively, and both of which have been approved by our stockholders.  Both plans are due to expire in 2009.  Pursuant to these stock option plans, as of December 31, 2007, there were options outstanding to purchase 3,218,369 shares of our common stock with a weighted average exercise price per share of $2.04 and options available for future issuance to purchase 9,598,738 shares of our common stock.  In September 2007, our stockholders approved the issuance of options to purchase five million shares of our common stock pursuant to the initial closing of the transactions under the Participation Agreement to certain employees and non-employees.  Each option had an exercise price of $2.90 per share and will vest over a three-year period and have a five-year term.

The following table sets forth certain information as of December 31, 2007 about our stock option plans under which our equity securities are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighed-Average Exercise Price of Outstanding Options, Warrants and Notes Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity compensation plans approved by security holders	8,218,369	$2.56	9,598,738
Equity compensation plans not approved by security holders	—	—	—
Total	8,218,369	$2.56	9,598,738

The first column reflects outstanding stock options to purchase (i) 3,098,769 shares of common stock pursuant to our Amended and Restated 1999 Stock Option Plan, (ii) 119,600 shares of common stock pursuant to our Amended and Restated 1999 Directors’ Stock Option Plan and (iii) five million shares of common stock pursuant to the options approved our stockholders in September 2007.

The third column reflects 9,573,738 shares remaining for issuance under our Amended and Restated 1999 Stock Option Plan and 25,000 shares available under our Amended and Restated 1999 Directors’ Stock Option Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, our then chief executive officer during the fiscal year ended December 31, 2007 and our other two highest paid executive officers earning in excess of $100,000 for services rendered in all capacities at the end of the fiscal year ended December 31, 2007.  Mr. Newburg served as our chief executive officer from September 2005 to September 10, 2007.  Mr. Yuen, Mr. Pisano and Mr. Reberger commenced their employment with us on September 10, 2007.   Mr. Reberger resigned as chief financial officer on August 15, 2008.

Name and Principal Position(a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($) (e)	All Other Compensation (f)	Total (g)
Gordon Yuen, CEO	2007	115,032	350,000	194,013	18,500	677,545
	2006	—	—	—	—	—
Joe Pisano, Executive VP	2007	89,855	195,000	87,306	27,056	399,217
	2006	—	—	—	—	—
David Reberger, CFO	2007	84,792	195,000	32,335	18,500	330,627
	2006	—	—	—	—	—
Mark Newburg, CEO	2007	320,192	151,500	209,540	11,343	692,575
	2006	286,538	150,000	282,976	33,571	753,085

The dollar amounts in column (e) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote (1) to our audited financial statements for the fiscal year ended December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 31, 2008.

Narrative Disclosure to Summary Compensation Table

Gordon Yuen

The options awarded to Mr. Yuen during 2007 include options to purchase 3,072,269 shares of our common stock as set forth in the table, “Outstanding Equity Awards at Fiscal Year-End,” below.  The compensation committee of our board of directors approved the following compensation for Mr. Yuen, the terms of which are included in a written employment agreement entered into between us and Mr. Yuen:

•                  an annual salary of $425,000;

•                  an annual cash bonus of up to $150,000 payable upon the achievement of certain objectives set by our compensation committee;

•                  a housing allowance of $5,000 per month for so long as Mr. Yuen maintains a home in Hong Kong;

•                  options to purchase up to 672,269 shares at an exercise price of $4.59 which vest in three equal annual installments commencing on November 14, 2008; and

•                  options to purchase up to 1.2 million shares of common stock at exercise prices ranging from $3.50 to $7.50 per share and vesting in three equal annual installments commencing on February 12, 2009.

Joe Pisano

The options awarded to Mr. Pisano during 2007 include options to purchase 1,876,135 shares of our common stock as set forth in the table, “Outstanding Equity Awards at Fiscal Year-End,” below.  The compensation committee of our board of directors approved the following compensation for Mr. Pisano, the terms of which are included in a written employment agreement entered into between us and Mr. Pisano:

•                  an annual salary of $300,000;

•                  an annual cash bonus of up to $87,500 payable upon the achievement of certain objectives set by our compensation committee;

•                  a housing allowance of $5,000 per month for so long as Mr. Pisano maintains a home in the Philippines and an education allowance of $2,500 per child for up to two children until the child reaches grade 12;

•                  options to purchase up to 336,135 shares at an exercise price of $4.59 which vest in three equal annual installments commencing on November 14, 2008; and

•                  options to purchase up to one million shares of common stock at exercise prices ranging from $3.50 to $7.50 per share and vesting in three equal annual installments commencing on February 12, 2009.

David Reberger

The options awarded to Mr. Reberger during 2007 include options to purchase 1,536,135 shares of our common stock as set forth in the table, “Outstanding Equity Awards at Fiscal Year-End,” below.  The compensation committee of our board of directors approved the following compensation for Mr. Reberger, the terms of which are included in a written employment agreement entered into between us and Mr. Reberger:

•                  an annual salary of $275,000;

•                  an annual cash bonus of up to $87,500 payable upon the achievement of certain objectives set by our compensation committee;

•                  a housing allowance of $5,000 per month for so long as Mr. Reberger maintains a home in Australia;

•                  options to purchase up to 336,135 shares at an exercise price of $4.59 which vest in three equal annual installments commencing on November 14, 2008; and

•                  options to purchase up to one million shares of common stock at exercise prices ranging from $3.50 to $7.50 per share and vesting in three equal annual installments commencing on February 12, 2009,

Mr. Reberger resigned as our chief financial officer on August 15, 2008.  Pursuant to a severance agreement dated August 15, 2008, Mr. Reberger has agreed that all rights and compensation under his employment agreement with us (other than obligations of confidentiality and the like) will expire and, instead, Mr. Reberger will serve as a consultant to us through December 31, 2008.  Pursuant to the severance agreement, we will pay Mr. Reberger a consulting fee of $22,920 per month and a housing subsidy of $5,000 per month, or ratable portion thereof for periods of less than one month, through December 31, 2008.  During the term of the consultancy, we will continue to provide Mr. Reberger, at our expense, with the same health insurance provided to him while he was chief financial officer. We have agreed to waive all vesting and early termination provisions of Mr. Reberger’s option to purchase 200,000 shares of our common stock at an exercise price of $2.90 per share.  Mr. Reberger has agreed that all other options previously granted by us to him shall expire on January 1, 2009, unless exercised prior to such date.

Mark Newburg

On September 29, 2005, we entered into a two year employment agreement with Mr. Newburg, the terms of which provided for:

•                  an annual salary of $250,000;

•                  a signing bonus of $75,000 split in two equal payments to be made on the signing of the employment agreement and on December 15, 2005;

•                  750,000 stock options priced at $1.34 which shall vest and first become exercisable upon a change of control;

•                  in the event of a change of control, a payment equal to 12 months base salary in effect on the date of the change of control and an amount equal to 50% of his annual base pay (however, Mr. Newburg waived any change in control payment triggered by the transactions under the Participation Agreement); and

•                  annual bonuses of up to 50% of his salary provided certain performance milestones are met.

In April 2006, Mr. Newburg’s annual salary was increased to $300,000 and Mr. Newburg was granted an additional option to purchase 300,000 shares of our common stock at an exercise price of $2.48 per share. In March 2007,

Mr. Newburg’s annual salary was increased to $325,000. Additionally, he received a $151,500 bonus and was granted an additional option to purchase 200,000 shares of our common stock at an exercise price of $2.40 per share.

Mr. Newburg was also entitled to certain perquisites, including the ability to participate in, at our expense, whatever employee benefit plans (medical, dental, vision) we maintain. Additionally, we reimbursed Mr. Newburg for all out-of-pocket medical, dental and vision expenses not paid under the benefit plans.  In 2006 and 2007, these health benefits amounted to $15,304 and $11,343 and are included in column (f) in the above table.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Gordon Yuen	400,000	(1)	800,000	(1)		$2.90	05/17/12
			400,000	(2)		3.50	02/12/13
			200,000	(2)		4.00	02/12/13
			200,000	(2)		5.50	02/12/13
			200,000	(2)		6.50	02/12/13
			200,000	(2)		7.50	02/12/13
			672,269	(3)		4.59	11/14/17

Joe Pisano	180,000	(4)	360,000	(4)		2.90	05/17/12
			200,000	(5)		3.50	02/12/13
			200,000	(5)		4.00	02/12/13
			200,000	(5)		5.50	02/12/13
			200,000	(5)		6.50	02/12/13
			200,000	(5)		7.50	02/12/13
			336,135	(6)		4.59	11/14/17

David Reberger	66,666	(7)	133,334	(7)		2.90	05/17/12
			200,000	(5)		3.50	02/12/13
			200,000	(5)		4.00	02/12/13
			200,000	(5)		5.50	02/12/13
			200,000	(5)		6.50	02/12/13
			200,000	(5)		7.50	02/12/13
			336,135	(6)		4.59	11/14/17

(1)	We granted Mr. Yuen 1,200,000 options as of September 10, 2007. The options vest and become exercisable annually in 400,000 share installments over three years starting on May 17, 2008.

(2)

We granted Mr. Yuen 1,200,000 options as of February 12, 2008. The options vest and become exercisable as follows: 399,997 options vest on February 12, 2009; 400,001 options vest on February 12, 2010; and the final 400,002 options vest on February 12, 2011.

(3)	The options vest and become exercisable as follows: 224,089 options vest on November 14, 2008; 224,089 options vest on November 14, 2009; and the final 224,091 options vest on November 14, 2010.

(4)	We granted Mr. Pisano 540,000 options as of September 10, 2007. The options vest and become exercisable annually in 189,000 share installments over three years starting on May 17, 2008.

(5)

We granted the reporting person 1,000,000 options as of February 12, 2008.  The options vest and become exercisable as follows: 333,330 options vest on February 12, 2009; 333,335 options vest on February 12, 2010; and the final 333,335 options vest on February 12, 2011.  Pursuant to the terms of our severance agreement with Mr. Reberger, he has agreed that these options shall terminate on January 1, 2009 unless exercised prior to such date.

(6)

The options vest and become exercisable as follows: 112,045 options vest on November 14, 2008; 112,045 options vest on November 14, 2009; and the final 112,045 options vest on November 14, 2010.  Pursuant to the terms of our severance agreement with Mr. Reberger, he has agreed that his option shall terminate on January 1, 2009 unless exercised prior to such date.

(7)

We granted Mr. Reberger 200,000 options as of September 10, 2007. The options vest and become exercisable annually in three equal installments over three years starting on May 17, 2008.  Pursuant to the terms of our severance agreement with Mr. Reberger, we have agreed to waive all vesting conditions and early termination provisions relating to these options.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)(1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Vincent DiVito	45,500	154,000	17,643	—	—	—	217,143
Paul Harvey	22,500	154,000	17,643	—	—	—	194,143
Robert Miodunski	22,500	154,000	17,643	—	—	—	194,143
Lorna Patajo-Kapunan	—	—	14,662	—	—	—	14,662
Clarence Chung	—	—	32,335	—	—	—	32,335
John Crawford	—	—	—	—	—	—	—

The dollar amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote (1) to our audited financial statements for the fiscal year ended December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 31, 2008.

Non-employee members of our board of directors received an initial grant of 100,000 options and, effective as of November 2007, an annual grant of 30,000 options. The exercise price of such options is the market price of our common stock on the date of grant. Our directors are reimbursed for their out-of-pocket expenses related to their services as directors or meeting attendances. Commencing November 2007, members of our board of directors that are not employees receive a quarterly fee of $15,000. The chairman of our audit committee receives an additional $7,500 per quarter. In addition, upon joining the board, Messrs. DiVito, Harvey and Miodunski each received options to purchase 100,000 shares of common stock at an exercise price of $1.34 per share over a three year term pursuant to our Amended and Restated 1999 Stock Option Plan; and each received a grant of 50,000 shares of common stock which accrued in increments of 10,000 shares over the five fiscal quarters beginning in September 2005.

SEC Position on Certain Indemnification Arrangements

Our articles of incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Nevada law. Chapter 78 of the Nevada Revised Statutes provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the provisions contained in our amended and restated articles of incorporation, our amended and restated bylaws, Nevada law or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding, is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

Indemnification Agreements

We have entered into indemnification agreements with members of our board of directors and certain other employees in which we agreed to hold harmless and indemnify such directors, officers and employees to the fullest extent authorized under Nevada law, and to pay any and all related expenses reasonably incurred by the indemnitee. The relevant members of our board of directors are Gordon Yuen, Joe Pisano, Lorna Patajo-Kapunan, Vincent L. DiVito, Maj. Gen. Paul A. Harvey, Robert L. Miodunski, Clarence Chung and John Crawford.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH THE COMPANY

Transaction Review

We have adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of our board. Our bylaws provide that no such transactions by us shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of our board or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if:

•                  The fact of such common directorship or financial interest is disclosed or known by our board or committee and noted in the minutes, and our board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or

•                  The fact of such common directorship or financial interest is disclosed to or known by the stockholders entitled to vote, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares of common stock entitled to vote (the votes of the interested directors or officers shall be counted in any such vote of stockholders); or

•                  The contract or transaction is fair and reasonable to us at the time it is authorized or approved.

In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the stockholders approving the transaction.

With regard to transactions between us and our principal stockholder, Elixir Group, pursuant to the Participation Agreement, our board of directors has established a committee of the board, known as the conflicts and compliance committee, made up exclusively of members of our board who satisfy the independence requirements of AMEX Section 803(2) and meet the criteria for independence as set forth in Rule 10A-3(b)(1) under the Exchange Act, and who are not then, and during the two years prior to their appointment or election have not been, an officer, director, employee of or consultant or advisor to Elixir Group or any affiliate of Elixir Group. Elixir Group has the right to appoint at least one representative to the conflicts and compliance committee if that person satisfies the foregoing criteria. The conflicts and compliance committee operates under a charter, pursuant to which the conflicts and compliance committee has the power to veto any agreement or transaction between us and Elixir Group or any of its affiliates involving an aggregate amount in excess of $200,000 and that has been approved by our board of directors.

The conflicts and compliance committee charter shall not be amended or modified unless (i) such amendment or modification has been approved and recommended by a majority of the members of the conflicts and compliance committee and (ii) at least five business days preceding the effective date of such amendment or modification we have filed with the SEC a current report on Form 8-K that accurately and fully discloses the proposed amendment or modification and the basis for the conflicts and compliance committee’s recommendations.

Elixir Group Transactions

Participation Agreement

As more fully described under the caption “Security Ownership of Certain Beneficial Owners and Management - Change of Control” on page 18, on September 10, 2007 we underwent a change in control and a resultant change in our business model pursuant to a Securities Purchase and Product Participation Agreement (“Participation Agreement”) dated June 12, 2007 between us and Elixir Group.   Pursuant to the Participation Agreement, we agreed to issue to Elixir Group a controlling block of our common shares and grant Elixir Group the right to nominate a certain numbers of directors to our board of directors.  Based on the aforementioned issuances, as of September 13, 2007, we had 77,552,301 shares of our common stock issued and outstanding, of which 41,000,000 (or 52.9%) were held by Elixir Group.  As of the date of this proxy statement, four out of the seven sitting members of our board of directors are nominees of Elixir Group, including Gordon Yuen, Joe Pisano, Lorna Patajo-Kapunan and Clarence Chung.  Our chief executive officer, Gordon Yuen, also serves as the chief executive officer of Elixir Group.

Exchange Agreement

In conjunction with our October 2007 private placement of common shares, in October 2007 we entered into a Securities Amendment and Exchange Agreement (the “Exchange Agreement”) with Elixir Group, pursuant to which we agreed to issue to Elixir Group up to 31.2 million shares of our common stock in exchange for Elixir Group’s cancellation of up to 78 million of the 88 million warrants it received under the above-described Participation Agreement.  The initial closing under the Exchange Agreement occurred on December 17, 2007, at which time we issued 4.8 million shares of our common stock to Elixir Group in exchange for its cancellation of 12 million warrants that had vested and were exercisable.

After giving effect to our sale of 31 million shares of common stock in private placements conducted in October and December 2007 and the initial closing under the Exchange Agreement, Elixir Group’s percentage ownership of our common shares as of the date of this proxy statement has decreased to 44.7% of our outstanding capital stock, however, Elixir Group remains a principal stockholder of our company and retains the power to significantly influence all matters requiring approval by our stockholders, including the election of directors and approval of mergers and other significant corporate transactions.

Please see “Security Ownership of Certain Beneficial Owners and Management - Change of Control” on page 18, for a more complete discussion of the terms of the Participation Agreement and Exchange Agreement.

Purchase and Sale of Gaming Machines

Elixir Group participates in our gaming business pursuant to certain exclusive rights granted by us to Elixir Group in the Participation Agreement.  Pursuant to the Participation Agreement, we have granted Elixir Group the exclusive rights, for a six-year period ending on September 10, 2013, to identify on our behalf potential venue owners throughout the general Asian territory.  Elixir Group has agreed to use its reasonable best efforts to identify and secure venues on our behalf, and not engage directly or indirectly in the placement of electronic gaming machines on a participation basis in the defined territories except on our behalf.

Pursuant to the Participation Agreement, we have agreed to buy from Elixir Group, and Elixir Group has agreed to sell to us, the electronic gaming machines and the casino management systems to be used in our gaming business contemplated by the Participation Agreement.  In the event of Elixir Group’s purchase of electronic gaming machines or systems for resale to us from a party not affiliated with Elixir Group, our purchase price is Elixir Group’s cost plus 15 percent (15%). In the event of the manufacture of electronic gaming machines or systems by Elixir Group or Elixir Group’s purchase of electronic gaming machines or systems for resale to us from an affiliate of Elixir Group, our purchase price will be the same price at which Elixir Group would sell such machines or systems in an arm’s length transaction with an unrelated third party.

As described above, Elixir Group designs and constructs the gaming floors and provides for the related signage and peripheral fixtures.  We reimburse Elixir Group for its costs actually incurred in the set-up of the gaming operations in amounts equal to Elixir Group’s out-of-pocket costs plus 15 percent (15%) excluding any costs associated with labor to perform their obligations.

During the six-month period ended June 30, 2008, we purchased $26.7 million of electronic gaming machines, casino management systems and other peripherals from Elixir International Limited (“Elixir International”),  a wholly-owned subsidiary of Elixir Group, at cost plus fifteen percent (15%).  At June 30, 2008 and December 31, 2007, we had accounts payable of $6.3 million and $29.6 million, respectively, due to Elixir International for purchases of electronic gaming machines, casino management systems and other peripherals and a note payable of $13.8 million and $0, respectively.  The accounts payable have cash payment terms of fifty percent (50%) due upon order and the balance 45 days thereafter with no required interest payments.  In addition, at June 30, 2008, we had deposits on orders with Elixir International totaling $5.8 million, and a further $1.5 million of deposits were not paid or recorded as of the balance sheet date.

Elixir Trade Credit Facility

On April 21, 2008, we entered into a Trade Credit Facility Agreement (the “Facility Agreement”) with Elixir International Limited (“Elixir International”),  a wholly-owned subsidiary of Elixir Group.  Pursuant to the Facility Agreement,  Elixir International may, from time to time at its option, provide trade credits to us for our purchase of electronic gaming machines from Elixir International in exchange for our issuance of unsecured notes to Elixir International bearing interest at a fixed rate of eight percent (8%) per annum.  Title of any gaming machines offered in exchange for the notes passes to us upon issuance of the notes.

Upon entering into the Agreement, we immediately issued the first note pursuant to the terms of the Facility Agreement in the principal amount of $15,000,000 (the “Initial Advance”).  The Initial Advance extinguished an existing current trade payable of an equivalent amount to Elixir International in respect to gaming machines previously acquired.

We are obligated to repay the principal, plus any accrued interest thereon, of the Initial Advance in 24 equal monthly installments after the date of issue.  However, the Initial Advance is subject to demand by Elixir International for immediate payment of any outstanding sums owed under it to Elixir International if there is either an event of default or a change of control, as those terms are defined in the Facility Agreement.  Any further notes, if issued, will be subject to demand by Elixir International for immediate payment of any outstanding sums owed under them to Elixir International at anytime and at the sole discretion of Elixir International.

The Facility Agreement does not include a commitment on the part of Elixir International and all further borrowings by us are subject to the approval of Elixir International at its sole discretion.  There can be no assurance of any further amount of credit obtainable by us under the Facility Agreement.

An “event of default” occurs pursuant to the Facility Agreement if, among other things, we default in the payment when due of any principal or interest on any note issued pursuant to the Facility Agreement; or we become insolvent or generally fail to pay or admit in writing our inability to pay our debts as they become due; or we apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for our self  or any of our property, or make a general assignment for the benefit of our creditors; or a trustee, receiver or other custodian will otherwise be appointed for us or any of our assets and not be discharged within 30 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced by or against us and be consented to or acquiesced in by us or remains undismissed for 30 days; or we take any corporate action to authorize, or in furtherance of, any of the foregoing; or any judgments, writs, warrants of attachment, executions or similar process (not undisputedly covered by insurance) in an aggregate amount in excess of $100,000 is issued or levied against us or any of our assets and will not be released, vacated or fully bonded prior to any sale and in any event within 30 days after its issue or levy; or we become subject to pending or threatened litigation, arbitration or a governmental litigation or proceeding, not previously disclosed to Elixir International, and such action could have a material adverse affect on our operations or financial condition.

A “change of control” occurs pursuant to the Facility Agreement if, among other things, after April 21, 2008: (i) any person or two or more persons acting in concert (other than Elixir International or its affiliates) acquire beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 50% or more (on a fully-diluted basis) of the combined voting power of all our securities (other than securities owned by Elixir Group or its affiliates) entitled to vote in the election of directors; or (ii) our sale of substantially all of our assets; or (iii) any sale of our securities by Elixir Group or its affiliates or any issuance of new securities by us resulting in the combined voting power of all our securities (on a fully-diluted basis) owned by Elixir Group or its affiliates falls below 30%.

Purchase and Sale of Office Equipment

During the quarter ended June 30, 2008, we purchased certain office equipment, furniture and other assets from Elixir International for use at our offices in the Philippines.  The total value of such assets, which were acquired at net book value with no mark-up, was approximately $300,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, require our officers and directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our most recent fiscal year, and any written representations provided to us, we believe that all of the officers, directors, and owners of more than ten percent of the outstanding shares of our common stock complied with Section 16(a) of the Exchange Act for the year ended December 31, 2007, except as follows:

•                  James Crabbe, our former chairman of the board, conducted a late filing of Form 4 to report the grant of options;

•                  Vincent DiVito, a member of our board of directors, conducted two late filings of Form 4 to report the grant of options;

•                  Paul Harvey, a member of our board of directors, conducted two late filings of Form 4 to report the grant of options;

•                  Robert Miodunski, a member of our board of directors, conducted two late filings of Form 4 to report the grant of options;

•                  Mark Newburg, at the time our chief executive officer, conducted a late filing of Form 4 to report the grant of options;

•                  Arnaldo Galassi, at the time our chief financial officer, conducted a late filing of Form 4 to report the grant of options;

•                  Peter Zee, at the time our executive vice president, conducted two late filings of Form 4 to report the grant of options;

•                  Clarence Chung, a member of our board of directors, conducted a late filing of Form 3 to report his election to our board of directors; and

•                  Elixir Group and its ultimate parent corporation, Melco International Development Ltd. conducted a late filing of Form 4 to report Elixir Group’s cancellation of options and receipt of common shares pursuant to the Exchange Agreement.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted according to the judgment of the person or persons voting the proxies.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

                Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations, Elixir Gaming Technologies, Inc., 6650 Via Austi Parkway, Suite 170, Las Vegas, Nevada 89119; telephone: (702) 733-7195.

Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Company at the above address and phone number.

PROPOSALS FOR THE NEXT ANNUAL MEETING

We must receive proposals of stockholders intended to be presented at our next annual meeting prior to January 14, 2009, to be considered for inclusion in our proxy statement relating to that meeting. Our board of directors will review any proposals from eligible stockholders that it receives by that date and will make a determination whether any such proposals will be included in our proxy materials. Any proposal received after January 19, 2009 shall be considered untimely and shall not be made a part of our proxy materials.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

INFORMATION INCORPORATED BY REFERENCE

We are permitted to incorporate by reference information that we file with the Securities and Exchange Commission. Accordingly, we incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the SEC on March 31, 2008, except to the extent information in that report is different from the information contained in this proxy statement.  The information incorporated by reference includes the description of our executive officers set forth in Part I, Item 1 “Business - Executive Officers of the Registrant” in our 2007 Annual Report on Form 10-K.

ANNUAL REPORT

COPIES OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING ALL EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE COUNSEL AT OUR CORPORATE OFFICES LOCATED AT 6650 VIA AUSTI PARKWAY, SUITE 170, LAS VEGAS, NEVADA, 89119.

BY ORDER OF THE BOARD OF DIRECTORS

Clarence Chung
Chairman of the Board

August 20, 2008
Las Vegas, Nevada

APPENDIX A

ELIXIR GAMING TECHNOLOGIES, INC.

STOCK INCENTIVE PLAN

1.                                       Purpose of Plan.

The purpose of the Elixir Gaming Technologies, Inc. 2008 Stock Incentive Plan (the “Plan”) is to advance the interests of Elixir Gaming Technologies, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

2.                                       Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1.     “Board” means the Company’s Board of Directors.

2.2.     “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3.     “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes “cause” as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4.     “Change in Control” means an event described in Section 11.1 of the Plan.

2.5.     “Code” means the Internal Revenue Code of 1986, as amended.

2.6.     “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7.     “Common Stock” means the common stock of the Company, par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8.     “Disability” means the disability of the Participant means the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9.     “Effective Date” means January 1, 2009, but no Incentive Stock Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

2.10.   “Eligible Recipients” means all employees, officers and directors of the Company or any Subsidiary, and any person who has a relationship with the Company or any Subsidiary.

2.11.   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12.   “Fair Market Value” means, with respect to the Common Stock, as of any date:  (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the NASDAQ Global Select or Global Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the NASDAQ Global Select or Global Market, the closing bid price as of such date at the end of the regular trading session, as reported by the NASDAQ Capital Market, OTC Bulletin Board, the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13.   “Incentive Award” means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.14.   “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15.   “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16.   “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17.   “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18.   “Performance Criteria” means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria.

2.19.   “Performance Stock Awards” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan and which may be subject to the future achievement of Performance Criteria or be free of any performance or vesting conditions.

2.20.   “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.21.   “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.22.   “Retirement” means normal or approved early termination of employment or service other than by death, disability or termination for cause.

2.23.   “Securities Act” means the Securities Act of 1933, as amended.

2.24.   “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3.                                       Plan Administration.

3.1.     The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.  Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2.     Authority of the Committee.

(a)         In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)        Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c)         In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)        Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan.  For purposes of this Section 3.2(d) and Section 11.4, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4.                                       Shares Available for Issuance.

4.1.     Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 5,000,000.  The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2.     Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan.  To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3.     Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options.

5.                                       Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.                                       Options.

6.1.     Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2.     Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Incentive Stock Option, 110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.

6.3.     Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that if the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option was granted.  In no case may an Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).  Notwithstanding the terms of this Section 6.3, any Options granted to a director of the Company shall vest in full six months and one day following the later of either the date of grant or stockholder approval of the Plan.

6.4.     Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, (i) by tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or (iii) by net issuance whereby “in the money” Options are cancelled and the spread is applied towards the exercise of other Options, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation and shares of Common Stock underlying net issuance Options will be valued at their Fair Market Value on the exercise date.

6.5.     Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal office in either Las Vegas or Macau by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.                                       Restricted Stock Awards.

7.1.     Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remains in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2.     Rights as a Stockholder; Transferability.  Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3.     Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

7.4.     Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8.                                       Performance Stock Awards.

8.1.     An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2.     Restrictions on Transfers.  The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

9.                                       Effect of Termination of Employment or Other Service.

9.1.     Termination Due to Death or Disability.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)         All outstanding Options then held by the Participant will immediately be vested and remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option); and

(b)        All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be immediately be vested; and

(c)         All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be vested.

9.2.     Termination Due to Retirement.  Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)         All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option).  Options not exercisable as of such Retirement will be forfeited and terminate; and

(b)        All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)         All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3.     Termination for Reasons Other than Death, Disability or Retirement.  Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a)         All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option).  Options not exercisable as of such termination will be forfeited and terminate; and

(b)        All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c)         All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4.     Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company, the Committee may, in its sole discretion (which may be exercised in connection with the grant or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant may vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5.     Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.  The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award for a period of up to ninety (90) days in order for the Committee to make any determination as to the existence of Cause.

9.6.     Determination of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

10.                                 Payment of Withholding Taxes.

10.1.   General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2.   Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11.                                 Change in Control.

11.1.   A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a)         the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b)        the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)         any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 25% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)        a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e)         the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2.   Change in Control Definitions.  For purposes of this Section 11:

(a)         “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b)        “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c)         “Successor” means any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise.  For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body or (iii) any entity that at the time of the approval of this Plan owns in excess of 25% of the Company’s common stock and its affiliates.

11.3.   Acceleration of Vesting.  If a Change in Control of the Company occurs: (a) all Options that have been granted will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards that have been granted will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

11.4.   Cash Payment.  If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a)         Some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options (“Option Shares”), either (i) as of the effective date of any such Change in Control, cash in an amount equal to the excess of the Fair Market Value of such Option Shares on the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares, (ii) immediately prior to such Change of Control, a number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Option Shares as of the last business day prior to the effective date of such Change in Control over the exercise price per share of such Option Shares; or (iii) any combination of cash or shares of Common Stock with the amount of each component to be determined by the Committee not inconsistent with the foregoing clauses (i) and (ii), as proportionally adjusted; and

(b)        any Options which, as of the effective date of any such Change in Control, are “underwater” (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control; and

(c)         some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Stock Awards that remain subject to issuance based upon the future achievement of Performance Criteria as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5.   Limitation on Change in Control Payments (U.S. Taxpayers Only).  Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash or shares of Common Stock in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12.                                 Rights of Eligible Recipients and Participants; Transferability.

12.1.   Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2.   Rights as a Stockholder.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3.   Restrictions on Transfer.

(a)         Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)        A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)         Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4.   Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.                                 Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.                                 Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or the NASDAQ Global Select, Global or Capital Market or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof.   No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15.                                 Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date.  The Plan will terminate at midnight on December 31, 2018 and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16.                                 Miscellaneous.

16.1.   Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the

Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Nevada notwithstanding the conflicts of laws principles of any jurisdictions.

16.2.   Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

YOUR VOTE IS IMPORTANT TO US.

PLEASE CAST YOUR VOTE TODAY.

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, September 8, 2008
SOLICITED BY THE BOARD OF DIRECTORS OF ELIXIR GAMING TECHNOLOGIES, INC.

The undersigned stockholder of Elixir Gaming Technologies, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report in connection with our annual meeting of stockholders to be held on Monday, September 8, 2008, at 12:00 p.m., local time, at 38/F, The Centrium, 60 Wyndham Street, Central, Hong Kong, and hereby appoints Gordon Yuen and Joseph Pisano, as proxy, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof.

(The proxy is instructed to vote as specified on the reverse)

VOTE BY INTERNET OR TELEPHONE
QUICK *** EASY *** IMMEDIATE

ELIXIR GAMING TECHNOLOGIES, INC.

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Elixir Gaming Technologies, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern time, on September 7, 2008.

Vote Your Proxy on the Internet:

Go to www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1 (866) 894-0537.
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE
VOTING ELECTRONICALLY OR BY PHONE

Vote Your Proxy by mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY SHALL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROPOSAL IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please make your votes like this	☒

1.ELECTION OF DIRECTORS (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)	FOR ☐	WITHHOLD AUTHORITY ☐	2. Approve The Elixir Gaming Technologies, Inc. 2008 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
(01) Gordon Yuen (02) Vincent L. DiVito (03) Paul Harvey (04) Joe Pisano (05) Lorna Patajo-Kapunan (06) Clarence Chung	(07) John W. Crawford (08) Samuel Tsang (09) Ted Chan (10) Anthony Tyen (11) Daniel Sham		3. Vote on ratification of independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Vote on the adjournment or postponement of the annual meeting to another time and date if such action is necessary for the Board of Directors to solicit additional proxies in favor of Proposals 1, 2, or 3.

				FOR ☐	AGAINST ☐	ABSTAIN ☐

			5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2008.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.